FORM OF

INVESTMENT ADVISORY AGREEMENT

BY AND BETWEEN

FIGURE CERTIFICATE COMPANY

AND

FIGURE INVESTMENT ADVISORS, LLC

This Investment Advisory Agreement ("Agreement") made as of [__], 2024 (the "Effective Date"), between Figure Certificate Company (the "Company"), a Delaware corporation, and Figure Investment Advisors, LLC (the "Advisor"), a Delaware limited liability company.

PART ONE: INVESTMENT ADVICE

(1)	The Advisor agrees during the period of this Agreement, subject to the terms and conditions herein set forth,

(a)	to furnish the Company continuously with investment advice;

(b)	to determine, consistent with the Company's investment policies, which securities in the Advisor's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders;

(c)	to prepare and make available to the Company all necessary research and statistical data in connection therewith;

(d)	to furnish all other services of whatever nature required in connection with the management of the Company as provided under this Agreement, including but not limited to asset liability management;

(e)	to provide to the Company certain services necessary and appropriate for the business of the Company, including but not limited to:

(i)	Executing the pricing process and monitoring the reliability of the valuation information received from independent third-party pricing services and brokers;

(ii)	Coordinating and supervising relations with, and monitoring the performance of, custodians, administrators, depositories, transfer and pricing agents, accountants, underwriters, brokers and dealers, insurers, printers, Company's auditors, and other persons serving the Company, deemed to be necessary or desirable;

(iii)	Assist in maintaining the Company's registration statement updates, and maintaining registration in the jurisdictions in which the Company’s certificates are offered for sale;

(iv)	Preparing reports, information, surveys, or other analyses to third parties as deemed necessary or desirable by the Company; and

(v)	Preparing reports, evaluations, information, surveys, statistical analysis or other analysis of the Company as the Board may request from time to time; and

(f)	to provide or arrange the provision of all other services necessary and appropriate for the operations of the Company, not listed above, directly, through affiliates or third parties (for such additional fee as may be agreed upon), including but not limited to:

(i)	Providing compliance services, as directed by the Company's Chief Compliance Officer, which may include monitoring the Company's compliance with applicable federal, state and foreign securities laws, and the rules and regulations thereunder, as applicable, including, without limitation, the Investment Company Act of 1940 (the “Investment Company Act”), the Investment Advisers Act of 1940, the Securities and Exchange Act of 1934, and the Securities Act of 1933, each as amended from time to time, and the rules promulgated under each of the foregoing;

(ii)	Providing support for certain administration services provided by the Company's administrator;

(iii)	Maintaining books and records related to the services provided to the Company under this Agreement, in accordance with all applicable federal and state securities laws and regulations; and

(iv)	Maintenance of a business continuation and recovery program for the Company.

(2)	The Advisor acknowledges that, pursuant to the application entitled “Application for an Order Pursuant to Section 28(c) of the Investment Company Act Approving Certain Custodial Arrangements” filed by the Company with the SEC on July 11, 2024, as amended (the "Exemptive Application"), this Agreement is subject to the conditions set forth in the Exemptive Application. Accordingly, the Advisor hereby agrees, represents and warrants that:

(a)	it shall provide quarterly reports to the Company's Board with respect to: (1) the aggregate value of assets maintained as Reserve (as defined in the Exemptive Application) on deposit with the Company's custodian or custodians; (2) the aggregate value of assets maintained as Reserve identified by the Company as Qualified Investments (as defined under the Investment Company Act) on deposit with the Company's custodian or custodians; and (3) the aggregate amount of Reserve, as governed by Section 28(a)(2) of the Investment Company Act and required to be maintained by the Company in respect of its outstanding Certificates;

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(b)	it will at all times maintain a compliance program that sets forth adequate policies and procedures to address the obligations under section 2(a) above; and

(c)	if, at any time, it is determined by the Advisor that the amount of the Company's Qualified Investments on deposit with the Company's custodian or custodians is less than its required Reserve amount, with such amount determined by the Company and communicated to the Advisor, the Advisor shall notify the Securities and Exchange Commission ("SEC") in writing of such deficiency promptly upon ascertaining such fact.

(3)	The Advisor agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned and to maintain adequate oversight over any service providers hired to provide the services and to perform functions herein mentioned.

(4)	The Advisor agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Advisor's performance under this Agreement. The Company agrees that the Advisor may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of services and also with the understanding, that the Advisor shall obtain such approval from the Company's Board and/or its shareholder as is required by law, rules and regulations promulgated thereunder, terms of the Agreement, resolutions of the Board and commitments of the Advisor.

(5)	The Advisor agrees that the investment advice and investment decisions will be in accordance with general investment policies of the Company as disclosed to the Advisor from time to time by the Company and as set forth in the prospectuses and registration statements filed with the SEC.

(6)	Without the Company’s prior consent to and subject to the Advisor’s proxy voting guidelines, the Advisor shall have full discretionary authority in the Company’s name, with respect to the applicable securities managed by the Advisor on behalf of the Company, to act and vote upon all proxy and related material.

(7)	The Advisor agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Company including the acquisition or disposition of securities, proxy voting and safekeeping of assets.

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(8)	The Company agrees that it will furnish to the Advisor any information that the latter may reasonably request with respect to the services performed or to be performed by the Advisor under this Agreement.

(9)	In selecting broker-dealers for execution, the Advisor will seek to obtain best execution for securities transactions on behalf of the Company, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Advisor will consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer's risk in positioning a block of securities, the broker-dealer's execution service rendered on a continuing basis and in other transactions, the broker-dealer's expertise in particular markets, and the broker-dealer's ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Advisor may execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Advisor determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Company and other clients for which it acts as investment adviser. The Advisor shall not consider sale or promotion of affiliated products as a factor in the selection of broker-dealers through which transactions are executed.

(10)	Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under this Agreement, neither the Advisor, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Company. Each of the Advisor, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Company or its agents which is believed in good faith to be accurate and reliable. The Company understands and acknowledges that the Advisor does not warrant any rate of return, market value or performance of any assets of the Company. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Company may have under such laws or regulations.

PART TWO: COMPENSATION TO THE ADVISOR

(1)	The Company agrees to pay to the Advisor and the Advisor agrees to accept from the Company in full payment for the services furnished, the fees as set forth in Schedule A.

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(2)	The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, in whole or in part, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The fee provided for hereunder shall be paid in cash by the Company to the Advisor within five (5) business days after the last day of each month.

PART THREE: ALLOCATION OF EXPENSES

(1)	The Company agrees to pay:

(a)	Investment management fees payable to the Advisor for its services under the term of this Agreement.

(b)	Fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Company covering the offering for sale, sale and distribution of face-amount certificates issued by Company.

(c)	Taxes of any kind payable by the Company.

(d)	Depositary and custodian fees incurred by the Company.

(e)	Brokerage commissions and charges in the purchase and sale of the Company assets.

(f)	Fees and expenses for services not covered by other agreements and provided to the Company at its request, or by requirement, by attorneys, auditors, examiners, and professional consultants who are not officers or employees of the Advisor.

(g)	Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Company will not pay any fees or expenses of any person who is an officer or employee of the Advisor or its affiliates.

(h)	All obligations under the Certificates (including principle and accrued interest).

(i)	Expenses of customer settlements not attributable to sales function.

(j)	Transfer agency fees and expenses.

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(k)	Filing fees and charges incurred by the Company in connection with filing any document as required by federal or state laws.

(l)	Organizational expenses of the Company.

(m)	Expenses properly payable by the Company, approved by the Board.

(n)	All expenses in connection with any payments to the Board and meetings of the Board.

(o)	Expenses of maintaining communications with certificate holders, including the cost of preparation, printing and mailing annual reports and other reports, proxy statements and other reports required by governmental entities.

(2)	Except as provided in Paragraph (1) above, the Advisor agrees to pay the expenses it incurs in providing services under this Agreement. For the avoidance of doubt, under no circumstance shall the management fees payable to the Advisor or expenses provided herein be paid using the Company’s Reserves.

PART FOUR: MISCELLANEOUS

(1)	The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement shall have no authority to act for or represent the Company.

(2)	The Company acknowledges that the Advisor and its affiliates may perform investment advisory services for other clients so long as the Advisor's services to the Company under this Agreement are not impaired thereby. The Advisor and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Company, and that the Advisor and its affiliates may trade and have positions in securities of issuers where the Company may own equivalent or related securities, and where action may or may not be taken or recommended for the Company. Nothing in this Agreement shall be deemed to impose upon the Advisor or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Company, any security or any other property that the Advisor or any of its affiliates may purchase, sell or hold for its own account or the account of any other client. Notwithstanding any of the foregoing, the Advisor shall allocate investment opportunities among its clients, including the Company, in an equitable manner, consistent with its fiduciary obligations. By reason of their various activities, the Advisor and its affiliates may from time to time acquire information about various corporations and their securities. The Company recognizes that the Advisor and its affiliates may not always be free to divulge such information, or to act upon it.

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(3)	Neither this Agreement nor any transaction made pursuant thereto shall be invalidated or in any way affected by the fact that the Board members, officers, agents or the shareholder of the Company are or may be interested in the Advisor or any successor assignee thereof as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Advisor are or may be interested in the Company as Board members , officers, or otherwise; or that the Advisor or any successor or assignee is or may be interested in the Company as a shareholder or otherwise, provided however that neither the Advisor, nor any officer, Board member or employee thereof or of the Company shall sell to or buy from the Company any property or security other than securities issued by the Company, except in accordance with applicable regulations or orders of the SEC,

(4)	Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid to the party to this Agreement entitled to receive such at such party's principal place of business in San Francisco, California or to such other address as either party may designate in writing mailed to the other.

(5)	The Advisor agrees that no officer, director or employee of the Advisor will deal for or on behalf of the Company with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

(a)	Officers, directors or employees of the Advisor from having a financial interest in the Company or the Advisor.

(b)	The purchase of securities for the Company, or the sale of securities owned by the Company, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Advisor, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

(c)	Transactions with the Company by a broker-dealer affiliate of the Advisor as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

(6)	The Advisor agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Advisor under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement make, accept, or receive directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Company) or other assets by or for the Company.

(7)	Subject to the approval of a majority of the members of the Company's Board, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act, the Advisor may, through a sub-advisory agreement or other arrangement, delegate to any other company that the Advisor controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of the Advisor's duties enumerated in Part One hereof; provided that the Advisor shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Advisor of any of its obligations under this Agreement.

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(8)	All information and advice furnished by the Advisor to the Company under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Company to the Advisor under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Company, or where the Company requests or authorizes the Advisor to do so. The Advisor may share information with its affiliates in accordance with its privacy policies in effect from time to time.

(9)	This Agreement shall be governed by the laws of the [State of New York ].

PART FIVE: RENEWAL AND TERMINATION

(1)	This Agreement shall continue in effect until the second anniversary of the Effective Date and shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (1) by the Board or by a vote of the majority of the outstanding voting securities of the Company and (2) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act. As used in this agreement the term "majority of the outstanding voting securities" shall have the same meanings as set forth in the 1940 Act.

(2)	This Agreement may be terminated by either the Company or the Advisor at any time by giving the other party sixty days' written notice of such intention to terminate; provided that any such termination shall be made without the payment of any penalty, and provided further that such termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Company.

(3)	This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the Investment Company Act.

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(4)	Any amendment or modification to this Agreement as may be permitted by the Investment Company Act will only be made effective upon written agreement executed by the Advisor and the Company upon approval by the Board.

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IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

FIGURE CERTIFICATE COMPANY

By:	Michael S. Cagney
Chief Executive Officer

FIGURE INVESTMENT ADVISORS, LLC

By:	Michael Abbate
Chief Executive Officer

SCHEDULE A

The Advisor shall receive an annual asset management fee (the “Asset Management Fee”), paid on a monthly basis, equal to 0.25% of the net asset value of the Company’s assets, as determined by the Company or its appointed designee (the “Company Asset Value”). For purposes of determining the Company Asset Value, if any of the Company’s assets are owned in the form of a joint venture, partnership or similar structure, the gross asset value attributable to such assets shall be equal to the Company’s pro rata share of the gross asset value of the assets of such joint venture, partnership or similar structure.

The fee for each calendar month of each year equal to the total of 1/12th of each of the percentage set forth above of the Company Asset Value, which shall be computed on last business day of each month. The Company Asset Value is determined using Generally Accepted Accounting Principles (GAAP) and includes the following items:

•	cash and cash equivalents;
•	accounts receivable for interest and dividends and securities sold;
•	accounts payables for invested assets purchased;
•	securities available for sale (including any segregated assets);
•	trading securities;
•	purchased equity index options;
•	written equity index options; and
•	mortgages.

Bank loans and accounts receivable for incoming purchases of the Company’s certificates are deducted from total assets to arrive at net invested assets. In addition to the monthly management fee based on net invested assets, the Adviser also receives a fee for managing and servicing bank loans. That fee is 0.20% of the book value of the bank loans, paid on an annual basis.

If the Advisor delegates its management duties to one or more affiliates or engages one or more sub-managers to fulfil its obligations set forth in the Agreement, the Advisor shall pay all fees to any such affiliates or sub-managers. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee may or may not be taken, in whole or in part, as to any month in the sole discretion of the Advisor.